                                  $120,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of June 29, 1998

                                      Among

                        EUROPEAN SOFTWARE MARKETING LTD.

                               AMDOCS (U.K.) LTD.

                                  AMDOCS, INC.

                       CANADIAN DIRECTORY TECHNOLOGY LTD.

                               AMDOCS (USA), INC.

                                  as Borrowers

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and


                                NATIONSBANK, N.A.

                             as Administrative Agent


                                       and

                             THE BANK OF NOVA SCOTIA

                              as Syndication Agent

SECTION                                                                           PAGE

                          T A B L E O F C O N T E N T S

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS
1.01.  Certain Defined Terms .....................................................  1
1.02.  Computation of Time Periods ............................................... 17
1.03.  Accounting Principles ..................................................... 18

                                   ARTICLE II

           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

2.01.  The Advances .............................................................. 18
2.02.  Making the Advances ....................................................... 19
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit ........ 21
2.04.  Repayment of Advances ..................................................... 22
2.05.  Termination or Reduction of the Commitments ............................... 23
2.06.  Prepayments ............................................................... 24
2.07.  Interest .................................................................. 25
2.08.  Fees ...................................................................... 26
2.09.  Conversion of Advances .................................................... 26
2.10.  Increased Costs, Etc ...................................................... 27
2.11.  Payments and Computations ................................................. 28
2.12.  Taxes ..................................................................... 30
2.13.  Sharing of Payments, Etc .................................................. 32
2.14.  Use of Proceeds ........................................................... 33
2.15.  Defaulting Lenders ........................................................ 33

SECTION 2.16.  Increase in the Aggregate Commitments ............................. 35

                                   ARTICLE III

                              CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit ....................... 36
3.02.  Conditions Precedent to Each Borrowing and Issuance ....................... 39
3.03.  Determinations Under Section 3.01 ......................................... 40


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrowers ........................... 40

SECTION                                                                           PAGE
                                    ARTICLE V

                           COVENANTS OF THE BORROWERS
5.01. Affirmative Covenants ...................................................... 45
5.02. Negative Covenants ......................................................... 48
5.03. Reporting Requirements ..................................................... 56
5.04. Financial Covenants ........................................................ 58

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default ......................................................... 58
6.02.  Actions in Respect of the Letters of Credit upon Default .................. 61

                                   ARTICLE VII

                                  ESM GUARANTY

SECTION 7.01.  Guaranty .......................................................... 61
SECTION 7.02.  Guaranty Absolute ................................................. 61
SECTION 7.03.  Waiver ............................................................ 62
SECTION 7.04.  Continuing Guaranty; Assignments .................................. 62
SECTION 7.05.  Subrogation ....................................................... 62

                                  ARTICLE VIII

                                   THE AGENTS

8.01.  Authorization and Action .................................................. 63
8.02.  Administrative Agent's Reliance, Etc ...................................... 64
8.03.  NationsBank and Affiliates ................................................ 64
8.04.  Lender Party Credit Decision .............................................. 64
8.05.  Indemnification ........................................................... 65
8.06.  Successor Administrative Agent ............................................ 66
8.07.  Defaults .................................................................. 67

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.  Amendments, Etc ........................................................... 67
9.02.  Notices, Etc .............................................................. 67
9.03.  No Waiver; Remedies ....................................................... 68
9.04.  Costs and Expenses ........................................................ 68
9.05.  Right of Set-off .......................................................... 69

9.06.  Binding Effect ............................................................ 70
9.07.  Assignments and Participations ............................................ 70
9.08.  Execution in Counterparts ................................................. 72
9.09.  No Liability of the Issuing Bank .......................................... 72
9.10.  Confidentiality ........................................................... 73
9.11.  Governing Law ............................................................. 73
9.12.  Jurisdiction, Etc. ........................................................ 73
9.13.  Judgment .................................................................. 74
9.14.  Waiver of Jury Trial ...................................................... 75


                                    SCHEDULES

         Schedule I            -        Commitments and Applicable Lending Offices
         Schedule II           -        Borrowers' Accounts
         Schedule 4.01(b)      -        Subsidiaries
         Schedule 4.01(s)      -        Open Years
         Schedule 4.01(y)      -        Existing Debt
         Schedule 4.01(z)      -        Surviving Debt
          Schedule 4.01(aa)    -        Owned Real Property
         Schedule 4.01(bb)     -        Leased Real Property
         Schedule 4.01(cc)     -        Investments
         Schedule 4.01(dd)     -        Intellectual Property
         Schedule 5.02(a)      -        Existing Liens

                                    EXHIBITS


         Exhibit A             -        Form of  Revolving Credit Note
         Exhibit B             -        Form of Notice of Borrowing
         Exhibit C             -        Form of Assignment and Acceptance
         Exhibit D             -        Form of Security Agreement Supplement
         Exhibit E             -        Form of Amendment to Deed of Charge over Shares
         Exhibit F             -        Form of Consent to Guaranty of US Loan Parties
         Exhibit G             -        Form of Consent to Guaranty of Non-US Loan Parties
         Exhibit H             -        Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
         Exhibit I-1           -        Form of Opinion of Carey Langlois
         Exhibit I-2           -        Form of Opinion of Frere Cholmeley Bischoff
         Exhibit J             -        Form of Opinion of Blackwell Sanders Peper Martin
         Exhibit K             -        Form of Confidentiality Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 29, 1998 among European Software Marketing Ltd., a Guernsey company ("ESM"), Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales ("Amdocs UK"), Amdocs, Inc., a Delaware corporation ("Amdocs Inc."), Canadian Directory Technology Ltd., a Delaware corporation ("CADET"), and Amdocs (USA), Inc., a Delaware corporation ("Amdocs USA") (ESM, Amdocs UK, Amdocs Inc., CADET and Amdocs USA are collectively the "Borrowers"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the Initial Issuing Bank (the "Initial Issuing Bank") and the Swing Line Bank (as hereinafter defined) and NationsBank, N.A. ("NationsBank"), as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent"), The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent, for the Lender Parties (as hereinafter defined).

                  PRELIMINARY STATEMENT. The Existing Lenders (as hereinafter defined) party to the Existing Credit Agreement (as hereinafter defined) and the Borrowers have agreed to amend and restate the Existing Credit Agreement in order to increase the Revolving Credit Commitments (as hereinafter defined) of the Lender Parties and to amend certain of the covenants. The Lender Parties have indicated their willingness to agree to amend and restate the Existing Credit Agreement and to lend such amounts on the terms and conditions of this Agreement.

                  NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with NationsBank at its office at 901 Main Street, 14th Floor, Dallas, Texas 75202, Account No. 129-2000-883, Attention: Molly Oxford.

                  "Advance" means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agents" means the Administrative Agent, The Bank of Nova Scotia in its capacity as syndication agent and The Industrial Bank of Japan, Limited in its capacity as documentation agent.

                  "Amdocs Inc." has the meaning specified in the recital of parties to this Agreement.

                  "Amdocs (Israel)" means Amdocs (Israel) Limited, a corporation organized under the laws of Israel.

                  "Amdocs UK" has the meaning specified in the recital of parties to this Agreement.

                  "Amdocs USA" has the meaning specified in the recital of parties to this Agreement.

                  "Annualized Interest Expense" means (a) for determination on September 30, 1998, Interest Expense for the fiscal quarter most recently ended multiplied by four; (b) for determination on December 31, 1998, Interest Expense for the two fiscal quarters most recently ended multiplied by two; (c) for determination on March 31, 1999, Interest Expense for the three fiscal quarters most recently ended multiplied by 4/3; and (d) for determination on the last day of any fiscal quarter ending on or after June 30, 1999, Interest Expense for the four fiscal quarters most recently ended.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                 Leverage                    Base Rate Advances       Eurodollar Rate
                  Ratio                                                  Advances
                  -----                                                  --------
Level I                                             0.00%                  0.50%
Leverage Ratio is 1.0:1.0 or less

Level II                                            0.00%                  0.75%
Leverage Ratio is 1.5:1.0 or less and
greater than 1.0:1.

Level III                                           0.00%                  1.00%
Leverage Ratio is 2.0:1.0 or less and
greater than 1.5:1.0

Level IV                                            0.25%                  1.25%
Leverage Ratio is 2.25:1.0 or less
and greater than 2.0:1.0

Level V                                             0.50%                  1.50%
Leverage Ratio greater than 2.25:1.0

         The Applicable Margin for each Advance shall be determined by reference to the applicable Leverage Ratio in effect from time to time; provided, however, that (A) until the end of the fiscal quarter ending September 30, 1998, the Applicable Margin shall be 0.875% for Eurodollar Rate Advances and 0% for Base Rate Advances, (B) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of ESM demonstrating the Leverage Ratio, (C) if ESM has not submitted to the Administrative Agent the information described in clause (B) of this proviso as and when required under Section 5.03(b) or (c), as the case may be, the Applicable Margin shall be at Level V for so long as such information has not been received by the Administrative Agent.

                  "Applicable Percentage" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                   Leverage Ratio                        Applicable Percentage
                   --------------                        ---------------------
Level I                                                         0.250%
Leverage Ratio is 1.0:1.0 or less

Level II                                                        0.250%
Leverage Ratio is 1.5:1.0 or less and greater than
1.0:1.0

Level III                                                       0.275%
Leverage Ratio is 2.0:1.0 or less and greater than
1.5:1.0

Level IV                                                        0.325%
Leverage Ratio is 2.25:1.0 or less and greater than
2.0:1.0

Level V                                                         0.375%
Leverage Ratio greater than 2.25:1.0

         The Applicable Percentage shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) until the end of the fiscal quarter ending September 30, 1998, the Applicable Percentage shall be as set forth opposite Level III above,
         (B) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c) and a certificate of the chief financial officer of ESM demonstrating the Leverage Ratio and (C) if ESM has not submitted to the Administrative Agent the information described in clause (B) of this proviso as and when required under Section 5.03(b) or (c), as the case may be, the Applicable Percentage shall be at Level V for so long as such information has not been received by the Administrative Agent.

                  "Appropriate Lender" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Lender.

                  "Arranger" means NationsBanc Montgomery Securities LLC.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
         2.16(d).

                  "Assumption Agreement" has the meaning specified in Section 2.16(d)(ii).


                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bank Hedge Agreement" means any interest rate Hedge Agreement permitted under Article V that is entered into by and between any Borrower and any Hedge Bank.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest most recently announced
                  publicly by NationsBank in Charlotte, North Carolina, as its prime rate (which rate may not be the lowest rate of interest charged by it to its customers); and

                           (b) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(b)(i).

                  "Borrower's Account" means, with respect to any Borrower, the account of such Borrower maintained by such Borrower with NationsBank at its office at 901 Main Street, 14th Floor, Dallas, Texas 75202, as set forth opposite the name of such Borrower on Schedule II.

                  "Borrowers" has the meaning specified in the recital of parties to this Agreement.

                  "Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in Dallas, Texas or New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CADET" has the meaning specified in the recital of parties to this Agreement.

                  "Capital Expenditures" means, without duplication, the following, calculated on a Consolidated basis for Limited and its Subsidiaries in accordance with GAAP: (a) the gross amount of expenditures for fixed or capital assets (excluding such assets acquired in connection with normal replacement and maintenance programs) determined in accordance with GAAP, plus (b) the aggregate amount of all monetary Obligations under Capitalized Leases to the extent required to be capitalized in accordance with GAAP. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capitalized Leases" means all leases that have been (or in accordance with GAAP are required to be) recorded as capitalized leases.

                  "Cash Collateral Account" has the meaning specified in the Security Agreement.

                  "Cash Equivalents" means any of the following, to the extent owned free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is (x) a Lender Party, (y) a member of the Federal Reserve System or a bank organized in the United Kingdom or Israel that issues (or the parent of which issues) commercial paper rated as described in clause (c), and has combined capital and surplus of at least $1 billion or (z) First International Bank of Israel, (c) commercial paper in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group or (d) any other cash equivalent agreed to in writing between the Borrowers and the Administrative Agent.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is purported to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents.

                  "Collateral Documents" means the Security Agreement, the Deed of Charge over Shares and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Confidential Information" means information furnished by or on behalf of the Borrowers (whether prepared by any Borrower, its representatives or otherwise) to the Administrative Agent or any Lender Party under circumstances where such information would reasonably be anticipated to be confidential, excluding any such information (a) that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or (b) that is or becomes available to the Administrative Agent or such Lender Party from a source other than a Borrower and the Administrative Agent or such Lender Party should not reasonably know that such source is in breach of any confidentiality obligations owed to any Loan Party.

                  "Consolidated" refers to the consolidation of accounts of Limited and its Subsidiaries in accordance with GAAP.

                  "Consolidating" financial statements of Limited and its Subsidiaries refers to the presentation of accounts of Limited, Amdocs (Israel), Amdocs UK, Amdocs Inc., Amdocs USA and the other Consolidated Subsidiaries of Limited (as a group).

                  "Conversion","Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "CPIII" means WCAS Capital Partners III, L.P., a Delaware limited partnership.

                  "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is required in accordance with GAAP.

                  "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or Debt arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) in accordance with GAAP and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than accrued expenses or payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations (determined in accordance with GAAP) of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
         (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
         (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Deed of Charge over Shares" has the meaning specified in
         Section 3.01(d)(vi).

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under anyother Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to
         Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to
         Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to
         Section 8.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

                  "EBITDA" means, for any period, the sum, determined on a Consolidated basis of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges (including any non-cash charges incurred in connection with the transactions contemplated by this Agreement), (g) non-recurring cash charges for expenses related to the transactions contemplated by the Loan Documents, minus (h) non-cash credits, in each case of Limited and its Subsidiaries determined in accordance with GAAP for such period.

                  "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
         Section 9.07, ESM, such approval not to be unreasonably withheld or delayed and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) of clause (a) of this definition and is approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, ESM, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Equity Investors" means Welsh, Carlson, Anderson & Stowe VII, L.P., a Delaware limited partnership, and certain other affiliated investors in the equity of Limited.

                  "ERISA"means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ESM" has the meaning specified in the recital of parties to this Agreement.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

                  "Eurodollar Rate" means, for the applicable Interest Period for any Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the Reserve Requirement for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(b)(ii).

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Credit Agreement" means the credit agreement dated as of December 5, 1997 among the Borrowers (other than Amdocs USA), the Existing Lenders, NationsBank of Texas, N.A., as administrative agent, The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent, as amended as of January 6, 1998.

                  "Existing Debt" has the meaning specified in Section 4.01(y) hereof.

                  "Existing Lenders" means the lenders party to the Existing Credit Agreement.

                  "Facility" means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "Fiscal Year" means a fiscal year of Limited and its Consolidated Subsidiaries ending on September 30 in any calendar year.

                  "Funded Debt" of any Person means, on any date of determination, the following, calculated on a Consolidated basis for such Person and its Subsidiaries in accordance with GAAP: (a) all obligations for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond, debenture or other similar instrument, as an unsatisfied reimbursement obligation on a drawn letter of credit, as a guaranty (if payment on such obligation has been demanded), or otherwise) plus (without duplication) (b) that portion of all Capital Lease obligations required to be capitalized in accordance with GAAP minus (c) cash and cash equivalents of such Person.

                  "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.03. "Guarantor" means ESM, Amdocs Inc., CADET, Amdocs USA, Amdocs Services Inc., Sypress, Inc., Amdocs Japan Limited and each other Person that shall become a guarantor in accordance with
         Section 5.01(l).

                  "Guaranty" means the US Loan Party Guaranty or the Non-US Loan Party Guaranty.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

                  "Increase Date" has the meaning specified in Section 2.16(a).

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Interest Expense" means interest expense net of interest income, whether paid or accrued, (including the interest component of Capitalized Lease obligations) on all Funded Debt.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrowers may not select any Interest Period
                  that ends after the Termination Date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

                  "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07.

                  "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

                  "L/C Related Documents" has the meaning specified in Section 2.04(f)(ii).

                  "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

                  "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.16 and each Person that shall become a Lender hereunder pursuant to Section 9.07.

                  "Letter of Credit" has the meaning specified in Section
         2.01(f).

                  "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Funded Debt as of such date of determination to Consolidated EBITDA for the four fiscal quarters ending on or immediately prior to such date of determination, in each case, of Limited and its Subsidiaries.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Limited" means Amdocs Limited, a Guernsey corporation.

                  "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the US Loan Party Guaranty, (iv) the Non-US Loan Party Guaranty, (v) the Collateral Documents and (vi) each Letter of Credit Agreement and (b) for purposes of each Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the US Loan Party Guaranty, (iv) the Non-US Loan Party Guaranty, (v) the Collateral Documents, (vi) each Letter of Credit Agreement and (vii) each Bank Hedge Agreement, in each case as amended or otherwise modified from time to time.

                  "Loan Parties" means the Borrowers and the Guarantors.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of ESM and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of ESM and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NationsBank" has the meaning specified in the recital of parties to this Agreement.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and
         (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed actually paid to a Person that is not an Affiliate of such Person or any Loan Party, provided that if the amount deducted pursuant to clause (b) above is greater than the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds".

                  "Non-US Loan Party Guaranty" has the meaning specified in
         Section 3.01(d)(ix).

                  "Note" means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "Note Purchase Agreement" means the Note Purchase Agreement dated as of September 22, 1997, as amended by a First Amendment substantially in the form of the draft dated December 5, 1997, among ESM, CPIII, as agent, and the purchasers of the Subordinated Notes, pursuant to which the Subordinated Notes are issued.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "Notice of Renewal" has the meaning specified in Section 2.01(f).

                  "Notice of Swing Line Borrowing" has the meaning specified in
         Section 2.02(b).

                  "Notice of Termination" has the meaning specified in Section 2.01(f).

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents for purposes of the Collateral Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Open Year" has the meaning specified in Section 4.01(s).

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in theordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

                  "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Documents" means the Subordinated Debt Documents.

                  "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Advances.

                  "Responsible Officer" of any Person means the chairman, vice chairman, president, chief executive officer, chief financial officer, controller or senior vice president of such Person.

                  "Revolving Credit Advance" means has the meaning specified in
         Section 2.01(a).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type.

                  "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                  "Scheduled Principal Payments" means for determination on the last day of any fiscal quarter, scheduled principal payments of all Funded Debt actually paid during the four fiscal quarters most recently ended.

                  "Secured Parties" means the Administrative Agent, the Lender Parties and the Hedge Banks.

                  "Security Agreement" has the meaning specified in Section 3.01(d)(v).

                  "Significant Subsidiary" means each Subsidiary of any Borrower to which as of the end of any fiscal year of such Borrower is attributed more than five percent of the Consolidated revenues or more than five percent of the Consolidated cash flow, in each case of Limited and its Subsidiaries taken as a whole, determined by reference to the most recent annual audited financial statements delivered to the Lenders pursuant to Section 5.03(c) or, in the case of any Subsidiary of any Borrower that is acquired oris merged with or into any other Subsidiary of any Borrower, determined by reference to the pro forma financial statements of Limited and its Subsidiaries prepared in accordance with GAAP as of the most recent fiscal year end of Limited, giving effect to such acquisition or merger as if such transaction had been consummated as of the last day of such fiscal year.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the present probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital under any applicable law. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "Sublimit" means, for each Borrower, the amount set opposite the name of such Borrower below, as such amounts may be reduced pursuant to Section 2.05:

           ===============================================================
           ESM                                $ 70,000,000
           ===============================================================
           Amdocs U.K.                        $ 50,000,000
           ===============================================================
           Amdocs Inc.                        $100,000,000
           ===============================================================
           Amdocs USA                         $ 60,000,000
           ===============================================================
           CADET                              $ 20,000,000
           ===============================================================

                  "Subordinated Debt" means the Subordinated Notes and any other Debt of ESM that is subordinated to the Obligations of ESM under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "Subordinated Debt Documents" means the Note Purchase Agreement and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued or Liens securing the Subordinated Debt are created.

                  "Subordinated Notes" means the subordinated notes of ESM in an aggregate principal amount of $123,500,000 issued pursuant to the Note Purchase Agreement.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Surviving Debt" has the meaning specified in Section 4.01(z).

                  "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Lender pursuant to
         Section 2.02(b).

                  "Swing Line Bank" means NationsBank.

                  "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

                  "Swing Line Facility" has the meaning specified in Section 2.01(d).

                  "Tax Certificate" has the meaning specified in Section
         5.03(n).

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Termination Date" means the earlier of June 30, 2001 and the date of termination in whole of the Letter of Credit Commitments and the Revolving Credit Commitment pursuant to Section 2.05 or 6.01.

                  "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to a Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(e) and outstanding at such time.

                  "US Loan Party Guaranty" has the meaning specified in Section 3.01(g)(vii).

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period and
(d) all accounting and financial terms and compliance with financial covenants must be determined based on the Consolidated financial position and results of operations of Limited and its Subsidiaries as applicable.. If there is a change in GAAP after the date hereof, each compliance certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the most recently delivered financial statements, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the most recently delivered financial statements delivered to the Administrative Agent and Lender Parties on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the most recently delivered financial statements.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time and in an aggregate amount for each Borrower not to exceed such Borrower's Sublimit. Each Revolving Credit Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

                  (b) The Swing Line Advances. Any Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to such Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall bear interest as set forth in Section 2.07(b)(iii). Within the limits of the Swing Line Facility and within the limits referred to in clause
(ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrowers may borrow under this Section 2.01(b), repay pursuant to Section 2.04(e) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

                  (c) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the applicable Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the applicable Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the applicable Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of

Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower requesting such Borrowing by crediting the Borrower's Account of such Borrower; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (Dallas, Texas time) on the date of the proposed Swing Line Borrowing, by any Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh Business Day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower requesting such Swing Line Borrowing by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (Dallas, Texas time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $3,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or Section 2.10 and (ii) the Revolving Credit Advances made on any date may not be outstanding as part of more than seven separate Borrowings.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower that delivers such notice. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower delivering such notice shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Dallas, Texas time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by any Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day),
(ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such Letter of Credit at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (Dallas, Texas time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances made to such Borrower then outstanding.

                  (b) Swing Line Advances. Each Borrower that requests a Swing Line Borrowing shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Lender that has made a Swing Line Advance to such Borrower the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh Business Day after the requested date of such Borrowing) and the Termination Date.

                  (c) Letter of Credit Advances. (i) Each Borrower that requests the issuance of a Letter of Credit shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance to such Borrower on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by such Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the applicable Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the applicable Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the applicable Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. ESM may, on its own behalf and on behalf of the other Borrowers, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) The Revolving Credit Facility shall be automatically and permanently reduced (A) on the date that is 180 days after the date of receipt by any Borrower, any of its Subsidiaries, Limited or Amdocs (Israel), as the case may be, of the Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of any Borrower, any of its Subsidiaries or Amdocs (Israel) (other than any sale, lease, transfer or other disposition of assets to Amdocs (Israel), a Borrower or any of their Subsidiaries or pursuant to clause (i) or (ii) of Section 5.02(e)), to the extent that the amount of such Net Cash Proceeds has not been reinvested in the business of such Borrower, such Subsidiary, Limited or Amdocs (Israel), as the case may be, prior to such 180th day and such Net Cash Proceeds exceed $15,000,000 from the date hereof and (B) on the date and in the amount of each mandatory prepayment required under Section 2.06(b)(i)(B).

                  (ii) The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.06. Prepayments. (a) Optional. Each Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent (received not later than 11:00 A.M. (Dallas, Texas time)) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together, in the case of Eurodollar Rate Advances, with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance such Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

                  (b) Mandatory. (i) ESM shall (A) on the date that is 180 days after the date of receipt by any Borrower, any of its Subsidiaries, Limited or Amdocs (Israel), as the case may be, of the Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of any Borrower, any of its Subsidiaries or Amdocs (Israel) (other than any sale, lease, transfer or other disposition of assets to Amdocs (Israel), a Borrower or any of their Subsidiaries or pursuant to clause (i) or (ii) of Section 5.02(e)), prepay an aggregate principal amount of the

Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds that has not been reinvested in the business of such Borrower, such Subsidiary, Limited or Amdocs (Israel), as the case may be, prior to such 180th day to the extent that such Net Cash Proceeds exceed $5,000,000 in any Fiscal Year and (B) within three Business Days following the date of receipt by any Borrower, any of its Subsidiaries, Limited or Amdocs (Israel), as the case may be, of the Net Cash Proceeds from the incurrence or issuance by any Borrower, any of its Subsidiaries, Limited or Amdocs (Israel) of any Debt (other than Debt incurred or issued to Amdocs (Israel), a Borrower or any of their Subsidiaries or pursuant to Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds.

                  (ii) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of
(x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

                  (iii) The Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (iv) Each Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings made to such Borrower, the Letter of Credit Advances made to such Borrower and the Swing Line Advances made to such Borrower equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances made to such Borrower, (y) the Letter of Credit Advances made to such Borrower and (2) the Swing Line Advances made to such Borrower then outstanding plus the Available Amount of all Letters of Credit then outstanding at the request of such Borrower exceeds (B) such Borrower's Sublimit on such Business Day.

                  (v) Prepayments of the Revolving Credit Facility made pursuant to clause (iii) above shall be first, applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second, applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third, applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

                  (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.07. Interest. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender by such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (iii) Swing Line Advances. So long as NationsBank, as the Swing Line Bank, has not sold or assigned to any other Lender any portion of such Swing Line Advance, a rate equal to the Federal Funds Rate plus 0.50% plus the Applicable Margin applicable to the Revolving Credit Facility and, at such time as NationsBank, as the Swing Line Bank, shall have sold or assigned to any other Lender any portion of such Swing Line Advance, such Advance shall bear interest at the Base Rate plus the Applicable Margin applicable to the Revolving Credit Facility.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender by such Borrower, payable in arrears on the dates referred to in clause (a), (b)(i) or (b)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a), (b)(i) or (b)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a), (b)(i) or
(b)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause
(b)(i) above.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrowers and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a),
(b)(i) or (b)(ii).

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1998, and on the Termination Date, at the rate per annum equal to the Applicable Percentage on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower requesting the issuance of a Letter of Credit shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1998, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

                  (ii) The Borrower requesting the issuance of a Letter of Credit shall pay to the Issuing Bank for its own account (A) a fronting fee payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1998, and on the Termination Date on the average daily amount of its Letter of Credit Commitment during such quarter, at the rate of 0.25% per annum and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrower and the Issuing Bank shall agree.

                  (c) Agents' Fees. ESM shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between ESM and the Administrative Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Advances of one Type made to such Borrower comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of all Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Eurodollar Rate Advance having an Interest Period of one month.

                  (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances made to a Borrower or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances made to a Borrower (excluding for purposes of this Section 2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section
2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then each such Borrower shall from time to time, upon demand by such Lender Party through the Administrative Agent, pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost (together with a schedule setting forth in reasonable detail the reasons therefor and the calculation thereof), submitted to the Borrowers by such Lender Party as promptly as reasonably practical after the event or circumstances causing such increased cost, shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

                  (b) If after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof, there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party through the Administrative Agent, the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts (together with a schedule setting forth in reasonable detail the reasons therefor and the calculation thereof) submitted to the Borrowers by such Lender Party as promptly as reasonably practical after the event or circumstances causing such increase in the amount of capital to be maintained shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Alternate Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Alternate Base Rate Advance until the applicable Lender shall notify the Borrowers as promptly as reasonably practicable after the event or circumstances causing such conversion no longer exist and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers as promptly as practicable but in any event within three months after such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If any such event described in this subsection ceases to exist as to any Lender, such Lender shall as promptly as reasonably practical so notify the Administrative Agent and so long as such circumstances no longer apply to any Lender, the obligations of each lender to make, fund or maintain Eurodollar Rate Advances hereunder shall be reinstated.

                  SECTION 2.11. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (Dallas, Texas time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender's becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.16, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, if an Event of Default has occurred and is continuing, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due (excluding any payroll or similar accounts).

                  (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of a Borrower through an account or branch outside the jurisdiction in which such Borrower is organized (the United States, the United Kingdom and Guernsey, as the case may be) or by or on behalf of a Borrower organized in the United States, the United Kingdom or Guernsey, respectively, by a payor that is not a United States person or a corporation organized under the laws of the United Kingdom or Guernsey, respectively, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from, or otherwise not subject to, Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide such Borrower and the Administrative Agent with any form or certificate that is required by any taxing authority including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service or (in the case of a Lender Party that is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest") two accurate and complete signed original Forms W-8 or any successor form prescribed by the Internal Revenue Service (and, if such Lender Party delivers Forms W-8, two signed certificates certifying that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and (iii) is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying (if it is the case) that such Lender Party is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes (as defined below) on payments pursuant to this Agreement or the Notes (or, in the case of a Lender Party that initially becomes a party to this Agreement pursuant to an assignment under Section 9.07, exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments made pursuant to this Agreement or the Notes that is no greater than the rate to which the assigning Lender Party was subject (assuming such assigning Lender Party provided such forms or certificates as may be required by this subsection (e))); provided, however, that such Lender Party shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Office of such Lender Party set forth on Schedule I hereto, in the case of each Initial Lender or Initial Issuing Bank, or to the jurisdiction of organization and Applicable Lending Office of such Lender Party set forth in the Assignment and Acceptance pursuant to which it became a Lender Party, in the case of each other Lender Party, or such other branch or office of any Lender Party designated by such Lender Party from time to time. If any form or document referred to in this subsection (e) requires the disclosure of information not substantially similar to the information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or United Kingdom Inland Revenue Form FD13, and which a Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. If the accurate and complete forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term

Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

                  "Home Jurisdiction Withholding Taxes" means (a) in the case of Amdocs Inc., CADET and Amdocs USA, withholding taxes imposed by the United States, (b) in the case of Amdocs UK, withholding taxes imposed by the United Kingdom of Great Britain and Wales and (c) in the case of ESM, withholding taxes imposed by Guernsey.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrowers with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) with respect to Taxes imposed by the United States, the United Kingdom or Guernsey, as applicable, by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form or certificate required hereunder, the Borrowers, at the expense of such Lender, shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Each Lender Party shall promptly upon the request of the Administrative Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities or to the Administrative Agent), of the kind prescribed in regulations promulgated under Section 118H of the UK Income and Corporation Taxes Act of 1988 (and any statements published by the Inland Revenue relating thereto and having general application) and consistent with such Lender Party's legal and regulatory restrictions, reasonably requested by the Administrative Agent, and the Administrative Agent shall upon reasonable request from any Borrower make such request of each Lender Party and shall itself (consistent with the Administrative Agent's legal and regulatory restrictions), to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom under Section 118H of the UK Income and Corporation Taxes Act of 1988 in relation to any amounts payable under this Agreement or any of the Notes.

                  (h) Any Lender Party or the Administrative Agent (as the case may be) claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party or the Administrative Agent (as the case may be), be otherwise disadvantageous to such Lender Party or the Administrative Agent (as the case may be). Each Borrower shall promptly upon request by any Lender Party or the Administrative Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender Party or the Administrative Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of

Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely (i) to pay transaction fees and expenses, (ii) to provide working capital for the operating Subsidiaries of ESM, (iii) to redeem the Subordinated Notes and (iv) from time to time to finance general corporate purposes.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set-off. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to
Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by any Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender

Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by any Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by any Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with NationsBank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iii) third, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Increase in the Aggregate Commitments. (a) The Borrowers may, at any time (but not more than twice) prior to July 15, 1998, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least five days after such request (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $120,000,000, and (ii) no Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result thereof.

                  (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in the requested Commitment Increase (each an "Increasing Lender") shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed among the Borrowers and the Administrative Agent.

                  (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrowers may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in the requested Commitment Increase in accordance with
Section 2.16(c) (each, an "Assuming Lender") shall become a

Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for the requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrowers; and

                  (ii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrowers and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrowers, on or before 1:00 P.M. (Dallas, Texas time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (Dallas, Texas time) on the Increase Date, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase)). After the Administrative Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Revolving Credit Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). If and to the extent that any Assuming Lender or any Increasing Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers (ratably in accordance with the amount of Advances then outstanding to each of them) severally agree to pay or repay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the relevant Increase Date until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Within five Business Days after the Borrowers receive notice from the Administrative Agent, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent, Revolving Credit Notes payable to the order of each Assuming Lender substantially in the form of Exhibit A hereto. The Administrative Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Assuming Lenders.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) Before giving effect to the transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party, any of its Subsidiaries or Limited since September 30, 1997.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

                  (c) The Borrowers shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  (d) The Administrative Agent on behalf of the Lender Parties shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors or Executive Committee of each Borrower and each other Loan Party (other than Amdocs Japan Limited and Directory Technology Pty. Ltd.) approving this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, each other Loan Document and each Related Document.

                           (iii) A certificate of each Borrower and each other
                  Loan Party, signed on behalf of such Borrower and such other Loan Party (other than Amdocs Japan Limited and Directory Technology Pty. Ltd.) by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Borrower and such other Loan Party since the date of the certificate referred to in Section 3.01(i)(iii) of the Existing Credit Agreement, (B) the due incorporation and good standing (where applicable) of such Borrower and such other Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Borrower and such other Loan Party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (D) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (iv) A certificate of the Secretary or an Assistant
                  Secretary of each Borrower and each other Loan Party certifying the names and true signatures of the officers of such Person authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (v) A security agreement supplement in the form of
                  Exhibit C to the security agreement dated as of January 6, 1998 made by the Grantors named therein in favor of the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms and together with each other security agreement delivered pursuant to Section 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by Amdocs USA, together with:

                                    (A) certificates representing the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt, if any, referred to therein indorsed in blank,

                                    (B) acknowledgment copies or stamped receipt
                           copies of proper financing statements or other appropriate filings, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code or other appropriate laws of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing the financing statements or other appropriate filings referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Borrower or any other Loan Party as debtor, together with copies of such other financing statements or other appropriate filings,

                                    (D) copies of the Assigned Agreements, if
                           any, referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrowers,

                                    (E) the Pledged Account Letters referred to
                           in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                                    (F) evidence that all other action that the
                           Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement have been taken.

                           (vi) An amendment to the deed of charge over shares
                  made by ESM in favor of the Administrative Agent dated as of January 6, 1998 (as amended, supplemented or otherwise modified in accordance with its terms, the "Deed of Charge over Shares"), in substantially the form of Exhibit E, duly executed by ESM, together with evidence that all actions that may be necessary or desirable in order to perfect and protect the first priority liens, security interests and charges created by the Deed of Charge over Shares have been taken.

                           (vii) A consent in substantially the form of Exhibit
                  F, by the Guarantors (as defined in the US Loan Party Guaranty) in favor of the Administrative Agent under the guaranty dated as of January 6, 1998 made by such Guarantors in favor of the Administrative Agent (together with each other guaranty delivered by a Person organized under the laws of the United States or a political subdivision thereof pursuant to
                  Section 5.01(k) or 5.01(l), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "US Loan Party Guaranty"), duly executed by each Guarantor party thereto, consenting to the amendment and restatement contemplated by this Agreement.

                           (viii) An assumption of guaranty in substantially the
                  form of Exhibit A to the US Loan Party Guaranty, duly executed by Amdocs USA.

                           (ix) A consent in substantially the form of Exhibit
                  G, by the Guarantors (as defined in the Non-US Loan Party Guaranty) in favor of the Administrative Agent under the guaranty dated as of January 6, 1998 made by such Guarantors in favor of the Administrative Agent (together with each other guaranty delivered by a Person organized under the laws of a jurisdiction outside the United States pursuant to Section 5.01(k) or 5.01(l), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Non-US Loan Party Guaranty"), duly executed by each Guarantor party thereto (other than Amdocs Japan Limited and Directory Technology Pty. Ltd.), consenting to the amendment and restatement contemplated by this Agreement.

                           (x) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under employee benefit plans, collective bargaining agreements and other arrangements with employees and forecasts prepared by management of the Borrowers, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until 2001.

                           (xi) A favorable opinion of Reboul, MacMurray,
                  Hewitt, Maynard & Kristol, counsel for the Loan Parties, in substantially the form of Exhibit H and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xii) A favorable opinion of Carey Langlois, counsel
                  for ESM, and Frere Cholmeley Bischoff, counsel for Amdocs UK, in substantially the forms of Exhibits I-1 and I-2 hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xiv) A favorable opinion of Blackwell Sanders Peper
                  Martin, Missouri counsel for Amdocs Inc., CADET and Amdocs USA, in substantially the forms of Exhibit J hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xv) A favorable opinion of Shearman & Sterling,
                  counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to
Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrowers to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal
(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the relevant Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties set forth in Section 4.01(a) through (f), (i), (j), (w) and (x) are correct in all material respects on and as of the date of such Borrowing or issuance or renewal, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, are made as of a date other than the date of such Borrowing or issuance or renewal); and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit, specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers. The Borrowers represent and warrant as follows:

                  (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing (where applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse

         Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of each Borrower has been validly issued, is fully paid and non-assessable and is owned free and clear of all Liens, except those created under the Collateral Documents and the Subordinated Debt Documents.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents and the Subordinated Debt Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing (where applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws (or similar governing documents), (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default in any material respect under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings that are required as of the date hereof or, in the case of any such authorizations, approvals, actions, notices and filings that are required after the date hereof, have been disclosed to the Lender Parties and, in any case have been duly obtained, taken, given or made and are in full force and effect.

                  (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally.

                  (f) The Consolidated and Consolidating balance sheets of Limited and its Subsidiaries as at September 30, 1997, and the related Consolidated and Consolidating statements of income and Consolidated statement of cash flows of Limited and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, and the Consolidated and Consolidating balance sheet of Limited and its Subsidiaries as at March 31, 1998, and the related Consolidated and Consolidating statements of income and cash flows of Limited and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of Limited, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 1998, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated and Consolidating financial condition of Limited and its Subsidiaries as at such dates and the Consolidated and Consolidating results of the operations of Limited and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 1997, there has been no Material Adverse Change.

                  (g) The Consolidated and Consolidating forecasted balance sheets, income statements and cash flows statements of the Borrowers and their Subsidiaries delivered to the Lender Parties pursuant to
         Section 3.01(d)(x) were prepared in good faith on the basis of assumptions which were believed to be reasonable at the time made in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers' best estimate of their future financial performance.

                  (h) No written information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading at the time so made.

                  (i) There is no action, suit, investigation, litigation or proceeding, including any Environmental Action, to which any Loan Party or any of its Subsidiaries is a party, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

                  (j) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (k) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of a Borrower only or of such Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

            (l) Neither any Loan Party nor any ERISA Affiliate has any Multiemployer Plan or Multiple Employer Plan.

            (m) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States law (a "Foreign Plan"):

                  (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices,

                  (ii) The fair market value of the assets of each funded
            Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and

                  (iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

            (n) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

            (o) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (p) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would have a Material Adverse Effect.

            (q) The Collateral Documents create a valid and perfected first priority security interest in the Collateral as and to the extent set forth in the Collateral Documents, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the

      Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (r) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list, as of the date of the Existing Credit Agreement, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (t) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years does not exceed $2,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would have a Material Adverse Effect.

            (u) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $2,000,000. No issues have been raised by such taxing authorities that, in the aggregate, would have a Material Adverse Effect.

            (v) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Borrower or Limited since September 30, 1992.

            (w) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (x) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Debt of the Borrowers outstanding on the date hereof and having an outstanding principal amount or other payment obligation (contingent or otherwise) of $1,000,000 or more (the "Existing Debt"), showing as of the date hereof the principal amount outstanding thereunder.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Debt of the Borrowers, Amdocs (Israel) and their Subsidiaries (the "Surviving Debt") that will remain outstanding after the application of the proceeds of the Initial Extension of Credit, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the date of the Existing Credit Agreement, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (bb) Set forth on Schedule 4.01(bb) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee for which annual rental payments exceed $500,000, showing as of the date of the Existing Credit Agreement the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally.

            (cc) Set forth on Schedule 4.01(cc) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (dd) Set forth on Schedule 4.01(dd) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date of the Existing Credit Agreement the jurisdiction in which registered, the registration number, the date of registration and the expiration date.


                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its material Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Environmental Laws.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves (to the extent required by GAAP) are being maintained, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is consistent with past practice and prudent business practices.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises necessary to the conduct of the business of such Borrower or such Subsidiary; provided, however, that the Borrowers and their Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that no Borrower and none of its Subsidiaries shall be required to preserve (i) any tax or exchange control approvals the absence of which would not materially interfere with the conduct of the business of such Borrower or such Subsidiary or (ii) any other right, permit, license, approval, privilege or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lender Parties.

            (e) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

            (i) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Borrower is entitled to make under such Related Document.

            (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and not less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than (i) transactions among the

      Loan Parties and (ii) commercial transactions with Affiliates of SBC International Inc. that are consistent in nature, scope and terms with past practices used by any Loan Party or Amdocs (Israel) with respect to such Persons.

            (k) Covenant to Give Security. Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, and at the expense of such Borrower, (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of such Borrower and its Subsidiaries in detail satisfactory to the Administrative Agent, (ii) within 15 days after such request, duly execute and deliver to the Administrative Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Borrower under the Loan Documents and constituting Liens on all such properties, (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(k), enforceable against all third parties in accordance with their terms, (iv) within 60 days after such request, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for such Borrower acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such security agreements being legal, valid and binding obligations of such Borrower and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request and (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

            (l) Additional Loan Parties. Cause any newly organized or acquired direct or indirect wholly owned Significant Subsidiary of such Borrower to promptly execute and deliver to the Administrative Agent prior to any Investment permitted by Section 5.02(f), and cause each Subsidiary which is not a Guarantor but is indicated to be a Significant Subsidiary in the audited financial statements delivered pursuant to Section 5.03(c) to promptly execute and deliver to the Administrative Agent (i) a security agreement supplement in the form of Exhibit C to the Security Agreement,
      (ii) a Guaranty in form and substance satisfactory to the Administrative Agent and the Lender Parties and (iii) such other documents, agreements, certificates or instruments as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent, and to take all such other actions that may be necessary or that the Administrative Agent may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted by such security agreement (granting a security interest in the receivables, inventory, deposit accounts, equipment, intellectual property and other assets of such Significant Subsidiary) of such Significant Subsidiary to the Administrative Agent for the benefit of the Lender Parties) or to enable the Administrative Agent to exercise and enforce its rights and remedies thereunder.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Borrower will, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 5.02(a) hereto;

                  (iv) purchase money Liens created by Amdocs (Israel), any
            Subsidiary of a Borrower or any Borrower other than ESM upon or in real property or equipment acquired or held by Amdocs (Israel), the Borrowers or any of their Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (A) shall not exceed the amount permitted under Section 5.02(b)(iv)(A) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                  (v) Liens created by Amdocs (Israel), any Subsidiary of a
            Borrower or any Borrower other than ESM arising in connection with Capitalized Leases (including vehicle leases) permitted under
            Section 5.02(b)(iv)(B); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases including Liens in the lessee's rights under such leases;

                  (vi) Liens created under the Subordinated Debt Documents;

                  (vii) Liens created by Amdocs (Israel) to secure Debt incurred in accordance with Section 5.02(b)(v) and 5.02(b)(vi);

                  (viii) Liens on cash collateral advanced by its customers that secure obligations incurred in the ordinary course of business related to transactions with such customers or to secure letters of credit that support such obligations;

                  (ix) Liens on cash collateral to secure obligations related to transactions with vendors or related to Hedge Agreements other than Bank Hedge Agreements or to secure letters of credit that support such obligations in an aggregate amount of cash collateral permitted under this clause (ix) not to exceed $5,000,000 at any time; and

                  (x) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of ESM,

                        (A) Subordinated Debt evidenced by the Subordinated
                  Notes,

                        (B) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount (together with Debt incurred pursuant to Section 5.02(b)(vii)(A)) not to exceed $120,000,000 at any time outstanding;

                        (C) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in foreign exchange rates incurred in the ordinary course of business and consistent with past practice; and

                        (D) Debt in respect of Redeemable Preferred Stock issued
                  to Persons that are shareholders of ESM on the date hereof provided no mandatory redemption in respect thereof is required at any time prior to the date that is six months after the Termination Date;

                  (ii) in the case of Amdocs (Israel), any Borrower (other than
            ESM) and its Subsidiaries, unsecured Debt in respect of performance bonds in an aggregate principal amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed the amount set forth opposite each year set forth below at any time outstanding during the Fiscal Year ending in such year:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $25,000,000

                         1999                     40,000,000

                         2000                     55,000,000

                         2001 and thereafter      60,000,000

                  (iii) in the case of Amdocs (Israel), the Borrowers and any of their Subsidiaries,

                  (A)   Debt under the Loan Documents,

                  (B)   the Surviving Debt,

                  (C) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (D)   Debt owed to any Borrower or any other Loan Party;

                  (iv) in the case of Amdocs (Israel), the Subsidiaries of any
            Borrower or any Borrower other than ESM,

                        (A) Debt secured by Liens permitted by Section
                  5.02(a)(iv) in an aggregate principal amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed the amount set forth opposite each year set forth below at any time outstanding during the Fiscal Year ending in such year:


                         YEAR                       AMOUNT
                         ----                       ------
                         1998                     $30,000,000

                         1999                      45,000,000

                         2000                      60,000,000

                         2001 and thereafter       60,000,000

                        (B) Capitalized Leases (including vehicle leases) in an
                  aggregate principal amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed the amount set forth opposite each year set forth below incurred during the Fiscal Year ending in such year:


                         YEAR                       AMOUNT
                         ----                       ------
                         1998                    $15,000,000

                         1999                     18,000,000

                         2000                     20,000,000

                         2001 and thereafter      20,000,000


                        (C) any Debt extending the maturity of, or refunding or
                  refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                        (D) Debt of any Person that becomes a Subsidiary of a
                  Borrower or Amdocs (Israel) after the date hereof in accordance with the terms of Section 5.02(f) that is existing at the time such Person becomes a Subsidiary of such Borrower or Amdocs (Israel) (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of such Borrower or Amdocs (Israel)),

                        (E) Debt of the type described in clause (i) of the
                  definition of "Debt" made in the ordinary course of business guaranteeing (1) loans and advances made to employees by third parties in an aggregate principal amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed, together with the amount of Investments permitted pursuant to Section 5.02(f)(ii), the amount set forth opposite each year set forth below incurred during the Fiscal Year ending in such year:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $3,000,000

                         1999                     5,000,000

                         2000                     7,000,000

                         2001 and thereafter      9,000,000

                  (2) Obligations to customs officials in respect of the importation of equipment in an aggregate amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed $1,000,000 at any time and (3) payments under lease obligations for Amdocs (Israel), the Borrowers and their Subsidiaries, and

                        (F) unsecured Debt not otherwise permitted under this
                  Section 5.02(b) in an aggregate principal amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed the amount set forth opposite each year set forth below at any time outstanding during the Fiscal Year ending in such year:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $10,000,000

                         1999                     20,000,000

                         2000                     30,000,000

                         2001 and thereafter      35,000,000


                  (v) in the case of Amdocs (Israel), Debt under a line of
            credit to be established by First International Bank of Israel in an aggregate principal amount outstanding not to exceed $40,000,000 at any time, provided that the Lender Parties shall be reasonably satisfied with the terms and conditions thereof, including, without limitation, the term, covenants and events of default thereunder;

                  (vi) in the case of any Subsidiary of any Borrower, Debt owed to a Borrower, provided that, in each case in which the amount of such Debt is more than $2,000,000 or in which the maturity of such Debt is more than one year, such Debt (x) shall constitute Pledged Debt (as defined in the Security Agreement) and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder hereof under the Loan Documents to which the holder thereof is a party and delivered to the Administrative Agent pursuant to the terms of the Collateral Documents and provided further, that such Debt of Amdocs (Israel) shall not exceed $20,000,000, such Debt of Directory Technology Pty. Ltd. shall not exceed $10,000,000 and such Debt of Amdocs (Cyprus) Ltd. shall not exceed $5,000,000; and

                  (vii) in the case of any Borrower other than ESM,

                        (A) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice and in an aggregate notional amount (together with any Debt incurred pursuant to Section 5.02(b)(i)(A)) not to exceed $120,000,000 at any time outstanding; and

                        (B) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in foreign exchange rates incurred in the ordinary course of business and consistent with past practice.

            (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction that would cause the direct and contingent liabilities of Amdocs (Israel), the Borrowers and their Subsidiaries, on a Consolidated basis, in respect of all such obligations of Amdocs (Israel), the Borrowers and their Subsidiaries to exceed $15,000,000.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of a Borrower or Amdocs (Israel), as the case may be, may merge into or consolidate with any other Subsidiary of such Borrower or Amdocs (Israel), as the case may be provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of such Borrower or Amdocs (Israel), as the case may be, and, in the case of any such merger or consolidation in which a Loan Party is a party, the Person formed by such merger or consolidation shall be a Loan Party; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales of inventory or licensing of software in the
            ordinary course of its business,

                  (ii) in a transaction authorized by subsection (d) of this
            Section, and

                  (iii) sales of assets for cash and for fair value in an
            aggregate amount for Amdocs (Israel), the Borrowers and their Subsidiaries not to exceed $10,000,000 in any Fiscal Year.

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by Amdocs (Israel), the Borrowers and their respective Subsidiaries in their Subsidiaries outstanding on the date hereof;

                  (ii) loans and advances to employees in the ordinary course of the business of Amdocs (Israel), the Borrowers and their Subsidiaries as presently conducted in an aggregate principal amount not to exceed, together with the amount of Debt permitted pursuant to Section 5.02(b)(iv)(E)(1), the amount set forth opposite each year set forth below incurred during the Fiscal Year ending in such year:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $3,000,000

                         1999                     5,000,000

                         2000                     7,000,000

                         2001 and thereafter      9,000,000


                  (iii) Investments by Amdocs (Israel), the Borrowers and their
            Subsidiaries in Cash Equivalents;

                  (iv) Investments by ESM in Hedge Agreements permitted under
            Section 5.02(b)(i)(B) and (C);

                  (v) Investments existing on the date hereof and described on
            Schedule 4.01(cc) hereto;

                  (vi) Investments by Amdocs (Israel) in any Subsidiary of ESM;

                  (vii) Investments in intercompany Debt permitted pursuant to
            Section 5.02(b)(vi);

            and

                  (viii) other Investments by Amdocs (Israel), any Borrower
            other than ESM or by any Subsidiary of a Borrower in any entity that concurrently with any such Investment becomes a Loan Party in an aggregate amount invested not to exceed the amount set forth opposite each year set forth below incurred during the Fiscal Year ending in such year:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $30,000,000

                         1999                     40,000,000

                         2000                     50,000,000

                         2001 and thereafter      60,000,000


      provided that with respect to Investments made under clause (viii) above:
      (1) any newly acquired or created Subsidiary of any Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any business acquired or invested in pursuant to clause (viii) above shall be in the same line of business as the business of such Borrower or any of its Subsidiaries; and
      (4) for any Investments in an amount exceeding the amounts set forth opposite each year set forth below for the Fiscal Year ended in such year the Required Lenders shall be satisfied with the resulting organizational and financial structure of the Borrowers and their Subsidiaries:


                         YEAR                      AMOUNT
                         ----                      ------
                         1998                    $25,000,000

                         1999                     35,000,000

                         2000                     40,000,000

                         2001 and thereafter      50,000,000

            (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Borrower or Amdocs (Israel), as the case may be, or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) through (v) below or would result therefrom, (i) each Borrower and Amdocs (Israel) may declare and pay dividends and distributions payable only in common stock of such Borrower or Amdocs (Israel), as the case may be, (ii) any Subsidiary of such Borrower or Amdocs (Israel), as the case may be, may declare and pay cash dividends to such Borrower or Amdocs (Israel), as the case may be, and to any other wholly-owned Subsidiary of such Borrower or Amdocs (Israel), as the case may be, of which it is a Subsidiary, (iii) any Borrower or Amdocs (Israel) may declare and pay cash dividends to Limited, provided that Limited shall contemporaneously make a capital contribution or an advance to any Borrower in an amount equal to the cash proceeds of any such dividend received by Limited; provided, however, that any such advance shall have a maturity no earlier than a date that is one year following the Termination Date, shall accrue cash interest no earlier than a date that is one year following the Termination Date and shall be subordinate to the Obligations of ESM under the Loan Documents on terms acceptable to the Lender Parties, (iv) the Borrowers and Amdocs (Israel) may declare and pay cash dividends to Limited in an aggregate amount not to exceed 10% of Consolidated net income of Limited and its Subsidiaries, arising after September 30, 1998 and computed on a cumulative basis and
      (v) the Borrowers and Amdocs (Israel) may declare and pay cash dividends to Limited to pay administrative and other expenses in an aggregate amount not to exceed $2,000,000 in the Fiscal Year ended in 1998 and $1,000,000 in any Fiscal Year thereafter.

            (h) Change in Nature of Business. (i) In the case of ESM, engage in any business or activity other than (A) holding the capital stock of its Subsidiaries and (B) entering into, and performing its obligations under, the Loan Documents and the Related Documents and (ii) in the case of each other Loan Party, make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (i) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws.

            (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year.

            (k) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) the prepayment of advances made to Amdocs (Israel) under the line of credit to be established by First International Bank of Israel, (iii) regularly scheduled or required repayments or redemptions of Surviving Debt, (iv) the prepayment of the Subordinated Notes, provided that the amount of prepayment permitted under this clause (iv) shall not exceed the result of (x) the aggregate amount of the Commitments minus (y) $25,000,000 and (v) the prepayment of the Subordinated Notes payable in an aggregate amount not to exceed (x) the aggregate amount of such Subordinated Notes outstanding on June 29, 1998 minus (y) the aggregate amount paid pursuant to the preceding subclause (iv), or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to such Borrower.

            (l) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in all cases, that would impair the value of the interest or rights of such Borrower thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt or (B) any Debt permitted by Section 5.02(b)(iv)(A) or (B) hereof so long as such limitation applies solely to the assets that are the subject of Liens or Capitalized Leases referred to in such Sections.

            (n) Partnerships, Etc. Become a general partner in any general or limited partnership or similar joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

            (o) Speculative Transactions. Enter into, or permit any of its Subsidiaries to enter into, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts), except for Hedge Agreements permitted under Section 5.02(b).

            (p) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by Amdocs (Israel), the Borrowers and their Subsidiaries in any period set forth below to exceed the amount set forth below for such period:


                     FISCAL YEAR ENDING IN             AMOUNT
                     ---------------------             ------
                             1998                   $30,000,000

                             1999                    35,000,000

                             2000                    45,000,000

                             2001                    63,000,000

      plus, for each Fiscal Year set forth above, an amount not more than the amount set forth above for the immediately preceding Fiscal Year (the "Prior Year") equal to the excess of the amount of Capital Expenditures permitted to be made by the Borrowers, Amdocs (Israel) and their Subsidiaries in such Prior Year over the aggregate amount of Capital Expenditures made by the Borrowers, Amdocs (Israel) and their Subsidiaries during such Prior Year.

            (q) ERISA. Have, or permit any of its Subsidiaries or ERISA Affiliate to have, any Multiemployer Plan or Multiple Employer Plan.

            (r) Cash at Amdocs (Israel). In the case of Amdocs (Israel), maintain an aggregate balance of cash and cash equivalents of more than $20,000,000 for a period of more than 30 consecutive days.

            SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Administrative Agent in sufficient copies for each Lender Party as requested by the Administrative Agent:

            (a) Default Notice. As soon as possible and in any event within two Business Days after the occurrence and continuation of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the chief financial officer of ESM setting forth details of such Default, event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto.

            (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, unaudited Consolidated and Consolidating balance sheets of Limited and its Subsidiaries as of the end of such quarter and unaudited Consolidated and Consolidating statements of income and an unaudited Consolidated statement of cash flows of Limited and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and unaudited Consolidated and Consolidating statements of income and an unaudited Consolidated statement of cash flows of Limited and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Limited as having been prepared in accordance with GAAP, together with (i) a certificate of the chief financial officer of ESM stating that, to the best of its knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by ESM in determining compliance with the covenants contained in Sections 5.04(a) through (d).

            (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Limited and its Subsidiaries, including therein Consolidated and Consolidating balance sheets of Limited and its Subsidiaries as of the end of such Fiscal Year and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of Limited and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm addressed to the Lender Parties stating that in the course of the regular audit of the business of Limited and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (d) and (iii) a certificate of the chief financial officer of ESM stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto.

            (d) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Borrowers, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until 2001, together with a certificate of a Responsible Officer of ESM stating that such forecasts were prepared in good faith on the basis of assumptions which were believed to be reasonable at the time made in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers' best estimate of their future financial performance.

            (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(i).

            (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (g) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

            (h) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which any Borrower is a member aggregating $3,000,000 or more.

            (i) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the chief financial officer of ESM, stating that each of Amdocs Inc. and Sypress, Inc. has paid to the Internal Revenue Service or other taxing authority, or to such Borrower, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrowers and their Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreements in respect of such taxable year.

            (j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request in connection with its Commitment or Advances hereunder.

            SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the following financial covenants shall be observed:

            (a) Interest Coverage Ratio. Limited shall have maintained at the end of each fiscal quarter of Limited ending on or after September 30, 1998 a ratio of Consolidated EBITDA of Limited and its Subsidiaries to Annualized Interest Expense of not less than 3.50:1.00.

            (b) Leverage Ratio. Limited shall have maintained at the end of each fiscal quarter of Limited ending on or after September 30, 1998 a Leverage Ratio of not more than 2.50:1.00.

            (c) Fixed Charge Coverage Ratio. Limited shall have maintained at the end of each fiscal quarter of Limited ending on or after September 30, 1998 a ratio of (i) Consolidated EBITDA of Limited and its Subsidiaries minus Capital Expenditures of Limited and its Subsidiaries to the sum of
      (i) Annualized Interest Expense plus (ii) Scheduled Principal Payments of Limited and its Subsidiaries plus (iii) Cash Taxes payable by Limited and its Subsidiaries of, in the case of the fiscal quarter ended September 30, 1998, 1.75:1.00 and, in the case of each fiscal quarter ended on or after December 31, 1998, not less than 2.00:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within three Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d), (e), (j), (k) or (l),
      5.02 or 5.03; or

            (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 Business Days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof shall have been given to such Loan Party by the Administrative Agent or any Lender Party; or (e) any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party, Amdocs (Israel) or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall not have been waived and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment or order remains unsatisfied; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party, Amdocs (Israel) or any of their respective Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(k) or 5.01(l) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to
      Section 3.01, 5.01(k) or 5.01(l) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (other than Collateral which is de minimus in value), to the extent required by, and subject to exceptions permitted in the Loan Documents; or

            (k) the Consolidated financial condition or results of operations of Limited and its Subsidiaries shall fail to be in compliance with any financial covenant contained in Section 5.04; or

            (l) (i) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals (or their designees or other individuals appointed by the same designating party) who at the beginning of such 24-month period were directors of Limited (together with any new directors whose election to the board of directors of Limited or whose nomination for election by the shareholders of Limited was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of Limited; or (ii) any Person or two or more Persons acting in concert other than the Equity Investors or SBC International Inc. shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Limited; or (iii) any Equity Investor shall create or suffer to exist any Lien on Voting Stock of Limited that effectively transfers the voting power thereof to a third party; or (iv) Limited shall create or suffer to exist any Lien on the Voting Stock of ESM; or (v) any Person or two or more Persons acting in concert (other than the Equity Investors, SBC International Inc. or Morris Kahn) shall have acquired beneficial ownership (within the meaning of Rule 14-d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Limited (or securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of Limited; or

            (m) any Loan Party or any ERISA Affiliate shall have any Multiemployer Plan or Multiple Employer Plan; or

            (n) Limited shall conduct or engage in any business or activities other than those incidental to holding, or shall cease to own directly or indirectly 100% of, the capital stock of the Borrowers or Amdocs (Israel); or

            (o) Amdocs (Israel) shall have failed to observe any provision contained in Article V of this Agreement to the same extent as if Amdocs (Israel) were a Borrower hereunder;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon each Borrower to, and forthwith upon such demand such Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit requested by such Borrower then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the applicable Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE VII

                                  ESM GUARANTY

            SECTION 7.01. Guaranty. ESM hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party organized under the laws of a jurisdiction outside of the United States now or hereafter existing under any Loan Document, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by such Loan Party, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, ESM's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender Party under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any such Loan Party.

            SECTION 7.02. Guaranty Absolute. ESM guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lender Parties with respect thereto. The obligations of ESM under this Article VII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against ESM to enforce this Article VII, irrespective of whether any action is brought against any other Loan Party or whether any such Loan Party is joined in any such action or actions. The liability of ESM under this Article VII shall be irrevocable, absolute and unconditional irrespective of, and ESM hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any other Loan Party or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any change, restructuring or termination of the corporate structure or existence of any other Loan Party; or

            (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, ESM, any other Loan Party or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waiver. ESM hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that the Administrative Agent or any Lender Party exhaust any right or take any action against any other Loan Party or any other Person or any Collateral. ESM acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits. ESM hereby waives any right to revoke this Article VII, and acknowledges that this Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            SECTION 7.04. Continuing Guaranty; Assignments. This Article VII is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Article VII and the Termination Date, (b) be binding upon ESM, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07.

            SECTION 7.05. Subrogation. ESM will not exercise any rights that it may now or hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of ESM's obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against a Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article VII shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to ESM in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this
Article VII thereafter arising. If (i) ESM shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lender Parties will, at ESM's request and expense, execute and deliver to ESM appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to ESM of an interest in the Guaranteed Obligations resulting from such payment by ESM.


                                  ARTICLE VIII

                                   THE AGENTS

            SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, its Affiliates and its or its Affiliates directors, officers, agents and employees shall not have any duties or responsibilities except that those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender Party. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any Loan Document or applicable law or unless the Administrative Agent shall first be indemnified to its satisfaction by the Lender Parties against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking any such action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby agrees that the Agents other than the Administrative Agent shall have no duties under this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

            SECTION 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, its Affiliates nor any of its or its Affiliates' directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:
(a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.16 or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(b) may consult with and rely on legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any recitals, statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; (g) shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons; and (h) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. NationsBank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, accept fees and other consideration from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

            SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

            SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (including any of the foregoing arising from the negligence of the Administrative Agent); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct or breach of its obligations set forth in this Agreement. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under
Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this
Section 8.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such and (c) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 8.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or

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omitted by the Issuing Bank under the Loan Documents; provided, however, that no
Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct or breach of its obligations set forth in this Agreement. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by such Borrowers. For purposes of this Section 8.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time plus (c) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 8.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of
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Borrowings under such Facilities, issuances of Letters of Credit
(notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

            SECTION 8.07. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender Party or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a Notice of Default, the Administrative Agent shall give prompt notice thereof to the Lender Parties. The Administrative Agent shall (subject to Article VI) take such action with respect to such Default as shall reasonably be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of the Guarantor under Section 1 of the Guaranty or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend this Section 9.01, or
(vi) limit the liability of any Loan Party under any of the Loan Documents and
(b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that is affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and
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                                       66


signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to ESM, at its address at Sarnia Management Corporation Limited, P.O. Box 263, Suite 5, Tower Hill House, Bordage, St. Peter Port, Guernsey, Channel Islands GY13QT, Attention Lisa Davey; if to Amdocs UK, at its address at Taylor, Joynson, Garrett, Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX, UK, Attention: Diarnuid Cumming; if to Amdocs Inc., at its address at 1610 Des Peres Road, Suite 170, St. Louis, Missouri 63131, USA, Attention: Thomas G. O'Brien; if to CADET, at its address at 2129 Barrett Station Road, Suite 302, St. Louis, Missouri 63131, USA, Attention: Amos Galon; if to Amdocs USA, at its address at 1610 Des Peres Road, Suite 170, St. Louis, Missouri 63131 USA,
Attention: Jeffery D. Wilson; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 901 Main Street, Dallas, Texas 75202, Attention: Yousef Omar; or, as to the Borrowers or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to ESM and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand (i) all reasonable costs and expenses of the Administrative Agent and the Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an

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"Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the transactions contemplated hereby) by the Equity Investors or any of their Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of Limited or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of the obligations of such Indemnified Party set forth in this Agreement. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers also agree not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.10 and 2.12 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) other than payroll accounts maintained in the ordinary course of business at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the applicable Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, (v) each of the Administrative Agent and, so long as no Default has occurred and is continuing, ESM has consented to such assignment (which consent shall not be unreasonably withheld or delayed, and such approval shall be deemed given by ESM if no objection is received by the assigning Lender and the Administrative Agent within two Business Days after notice of such proposed assignment is delivered to ESM) and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution,
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                                       69


legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to ESM. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

             (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee, (ii) each of the Administrative Agent and, so long as no Default has occurred and is continuing, ESM has consented to such assignment (which consent shall not be unreasonably withheld or delayed, and such approval shall be deemed given by ESM if no objection is received by the Issuing Bank and the Administrative Agent from ESM within two Business Days after notice of such proposed assignment is delivered to ESM) and (iii) the parties to each such assignment shall execute and deliver to the Administrative
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                                       70


Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) the amount of the Commitment or Advances being participated shall in no event be less than $5,000,000, (ii) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged as if it had not sold such participation, (iii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (v) the Borrowers, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (vi) no participant under any such participation shall have any right under any Loan Document, including without limitation the right to require such Lender Party to take or to omit to take any action hereunder or approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce or postpone the date fixed for any payment of the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except any reductions specified in this Agreement), in each case to the extent subject to such participation, or release all or substantially all of the Collateral. Except in the case of the sale of a participating interest to another Lender Party, the relevant participation agreement shall prohibit the participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of such Lender Party's obligations hereunder.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party by executing a confidentiality agreement in the form of Exhibit K hereto with such Lender Party. Such Lender Party shall notify the Borrowers in writing of the identity of any assignee or proposed assignee, and, upon request, such Lender Party shall provide any Borrower with a copy of such executed confidentiality agreement.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Execution in Counterparts. This Agreement and each other Loan Document may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document (other than the Notes) by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan document, as the case may be.

            SECTION 9.09. No Liability of the Issuing Bank. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 9.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of ESM, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and then only to such authority or examiner or the authority to which such examiner reports.

            SECTION 9.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or any of the Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrowers hereby agree that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019,
Attention: Jennifer Leigh Morgia (the "Process Agent"), and hereby further agrees that any failure of the Process Agent to give any notice of any such service to any Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or any other Loan Document in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any of the Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) To the extent that any Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

            SECTION 9.13. Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in another currency into U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase such other currency with U.S. dollars in New York City, New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

            (b) Currency Indemnity. The obligation of the Borrowers in respect of any sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day next succeeding receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such other currency, the Administrative Agent or such Lender, as the case may be, may, in accordance with normal banking procedures, purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to the Administrative Agent or such Lender in U.S. dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss, and if the U.S. dollars so purchased exceed the sum originally due to the Administrative Agent or any Lender in U.S. dollars, the Administrative Agent or such Lender agrees to remit to such Borrower such excess.

            SECTION 9.14. Waiver of Jury Trial. Each of the Borrowers, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    BORROWERS


                                    EUROPEAN SOFTWARE MARKETING LTD.


                                    By __________________________________
                                       Title:

                                    By __________________________________
                                       Title:



                                    AMDOCS (U.K.) LTD.


                                    By __________________________________
                                       Title:


                                    AMDOCS, INC.


                                    By __________________________________
                                       Title:


                                    CANADIAN DIRECTORY TECHNOLOGY LTD.


                                    By __________________________________
                                       Title:


                                    AMDOCS (USA), INC.


                                    By __________________________________
                                       Title:

                              ADMINISTRATIVE AGENT


                                    NATIONSBANK, N.A., as Administrative Agent


                                    By __________________________________
                                       Title:


                               INITIAL LENDERS


                                    NATIONSBANK, N.A.


                                    By __________________________________
                                       Title:

                                    THE BANK OF NOVA SCOTIA


                                    By __________________________________
                                       Title:

                                    THE INDUSTRIAL BANK OF JAPAN, LTD.


                                    By __________________________________
                                       Title:

                                    FLEET BANK, N.A.


                                    By __________________________________
                                       Title:

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES



-------------------------------------------------------------------------------------------------------------
NAME OF INITIAL LENDER     Revolving      Letter of             Domestic                  Eurodollar
                             Credit         Credit              Lending                    Lending
                           Commitment     Commitment             Office                     Office
-------------------------------------------------------------------------------------------------------------
NationsBank, N.A.         $25,000,000    $3,333,333.34     901 Main Street            901 Main Street
                                                           Dallas, TX 75202           Dallas, TX 75202
-------------------------------------------------------------------------------------------------------------
The Bank of Nova          $25,000,000    $3,333,333.33     One Liberty Plaza          One Liberty Plaza
Scotia                                                     26th Floor                 26th Floor
                                                           New York, NY 10006         New York, NY 10006
-------------------------------------------------------------------------------------------------------------
The Industrial Bank of    $25,000,000    $3,333,333.33     New York Branch            New York Branch
Japan, Ltd.                                                1251 Avenue of the         1251 Avenue of the
                                                           Americas                   Americas
                                                           New York, NY               New York, NY
                                                           10020-1104                 10020-1104
-------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A.          $15,000,000                      One Federal Street         One Federal Street
                                                           Mail Stop MA0FD07A         Mail Stop MA0FD07A
                                                           Boston, MA 02110           Boston, MA 02110
                                                           Attn: Pauline Kowalezyk    Attn: Pauline Kowalezyk
-------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE


Up to $_______________                                     Dated:  June __, 1998


                  FOR VALUE RECEIVED, the undersigned, ________________________, _________________________, a __________ corporation (the "Borrower"), HEREBY
PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of June __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, certain other Borrowers party thereto, the Lender and certain other lender parties party thereto, and NationsBank, N.A., as Administrative Agent for the Lender and such other lender parties, on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to NationsBank, N.A., as Administrative Agent, at 901 Main Street, Dallas, Texas 75202, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as and to the extent provided in the Loan Documents.

                                             [NAME OF BORROWER]


                                             By ________________________________
                                                Title:


                                            [By ________________________________
                                                Title: ]

                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
         as Administrative Agent
         under the Credit Agreement
         referred to below

____________________
____________________                 [Date]


         Attention:  _______________


Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Credit Agreement dated as of June 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers party thereto, certain Lender Parties party thereto, and NationsBank, N.A., as Administrative Agent for said Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

                  (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

                  (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iv) The aggregate amount of the Proposed Borrowing is $__________.

                  [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties set forth in Section
         4.01 (a) through (f), (i), (j), (w) and (x) of the Credit Agreement are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations and warranties that, by their terms, are made as of a date other than the date of the Proposed Borrowing); and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


                                             Very truly yours,

                                             [NAME OF BORROWER]


                                             By ________________________________
                                                Title:


                                             [By _______________________________
                                                 Title: ]

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of June 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among European Software Marketing Ltd. and certain other Borrowers (as defined in the Credit Agreement), the Lender Parties (as defined in the Credit Agreement), and NationsBank, N.A., as administrative agent for the Lender Parties (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any US Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to the _____Facility in respect of which an interest is being assigned:

         Percentage interest assigned:                                  __________%

         Assignee's Commitment:                                         $__________

         Aggregate outstanding principal amount of Advances assigned:   $__________

         Principal amount of Note payable to Assignee:                  $__________

         Principal amount of Note payable to Assignor:                  $__________

Effective Date (if other than date of acceptance by Administrative Agent):
(1)________ __, 199_


                                             [NAME OF ASSIGNOR], as Assignor

                                             By ________________________________
                                                Title:

                                             Dated: _________ __, 199_

                                             [NAME OF ASSIGNEE], as Assignee

                                             By ________________________________
                                                Title:

                                             Dated: _________ __, 199_

                                             Domestic Lending Office:


                                             Eurodollar Lending Office:

----------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE

As to the         Facility in respect of which an interest is being assigned:

     Percentage interest assigned:                                          %

     Assignee's Commitment:                                           $

     Aggregate outstanding principal amount of Advances assigned:     $

     Principal amount of Note payable to Assignee:                    $

     Principal amount of Note payable to Assignor:                    $

Effective Date (if other than date of acceptance by Administrative Agent):
(1)        , 199


                                             [NAME OF ASSIGNOR], as Assignor

                                             By
                                                 Title:

                                             Dated:           , 199

                                             [NAME OF ASSIGNEE], as Assignee

                                             By
                                                 Title:

                                             Dated:           , 199

                                             Domestic Lending Office:


                                             Eurodollar Lending Office:



-----------------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted and Approved this
day of          , 199

NATIONSBANK, N.A.


By
    Title:

Approved this      day
of              , 199

EUROPEAN SOFTWARE MARKETING LTD.


By
    Title:

By
    Title:

                                                                       EXHIBIT D

                     FORM OF SECURITY AGREEMENT SUPPLEMENT

                                                              July 8, 1998

NationsBank, N.A. as
Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202
Attention: Patrick Honey


                    Security Agreement dated January 6, 1998
                      among the Grantors named therein and
           NationsBank of Texas, N.A. now known as NationsBank, N.A.
                            as Administrative Agent


Ladies and Gentlemen:

     Reference is made to the above-captioned Security Agreement(as amended, supplemented or otherwise modified, the "Security Agreement"). Unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined.

     Each of the undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to a "Grantor" shall also mean and be a reference to each of the undersigned.

     Each of the undersigned hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as collateral for the Secured Obligations a pledge and assignment of, and a security interest in, all of the right, title and interest of the undersigned in and to its Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Security Agreement, as if such Collateral of the undersigned had been subject to the Security Agreement on the date of its original execution.

     Each of the undersigned has attached hereto supplements to Schedules I through V to the Security Agreement, and each of the undersigned hereby certifies that such supplements have been prepared by the undersigned in substantially the form of the Schedules to the Security Agreement and are accurate and complete as of the date first above written.

     Each of the undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement as to itself and as to its Collateral to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as all other Grantors.

     This letter shall be governed by and construed in accordance with the laws of the State of New York.



                                        Very truly yours,

                                        AMDOCS (USA), INC.


                                        By ___________________________________

                                           Name:
                                           Title:
                                           Address:

                                                                       EXHIBIT E


                       EUROPEAN SOFTWARE MARKETING LIMITED

                                  - AS CHARGOR-


                                     - AND -


                                NATIONSBANK, N.A.

                               (FORMERLY KNOWN AS

                           NATIONSBANK OF TEXAS, N.A.)

                                 - AS TRUSTEE -

                                   ----------

                            FORM OF DEED OF AMENDMENT

                                   ----------

                               SHEARMAN & STERLING
                                     LONDON

THIS DEED OF AMENDMENT is made the 6th July, 1998

BETWEEN:

(1)      EUROPEAN SOFTWARE MARKETING LIMITED (THE "CHARGOR"); AND

(2) NATIONSBANK, N.A. (FORMERLY KNOWN AS NATIONSBANK OF TEXAS, N.A.) (THE "TRUSTEE").

WHEREAS:

(1) The Chargor and the Trustee have entered into a share charge dated January 6 1998 (the "DEED OF CHARGE OVER SHARES") under which certain shares were charged as security pursuant to a credit agreement dated December 5 1997 (as from time to time amended, the "CREDIT AGREEMENT") made between the Chargor (1), Amdocs (U.K.) Limited (2), Amdocs, Inc.
         (3), Canadian Directory Technology Limited (4), the banks listed therein (5), the initial issuing bank as defined therein (6), the swingline bank as defined therein (7), NationsBank of Texas, N.A. (8), The Bank of Nova Scotia (9) and The Industrial Bank of Japan, Limited
         (10).

(2) The parties hereto have agreed that the Deed of Charge over Shares shall be amended in accordance with the provisions set out below.

NOW IT IS HEREBY AGREED as follows:

1. Words or expressions defined in the Deed of Charge over Shares or, as appropriate, the Credit Agreement shall, unless the context otherwise requires, bear the same meaning or construction in this Deed.

2.       The Deed of Charge over Shares shall be amended as follows:

(a) in the second line of recital A the words "from time to time" shall be inserted after the word "amended";

(b)      by insertion of the following definition of "Loan Parties" in Part 1:

         ""LOAN PARTIES" has the meaning given to it in the Credit Agreement;"

(c) in the definition of "Secured Obligations" by deleting the word "Chargor" and replacing it with the words "Loan Parties owed to the Lender Parties"; and.

(d)      in the Schedule (Details of Investments):

         (i) the figure "L100,000" in the second column shall be deleted and replaced by the figure "L65,000"; and

         (ii) the figure "100,000.00" in the third column shall be deleted and replaced by the figure "65,000.00".

3. The Chargor acknowledges and agrees that failure to perform and comply with the obligation expressed to be assumed by it pursuant to paragraph 4 shall constitute a Default under the Credit Agreement.

4. The Chargor shall, from time to time on demand of the Trustee, reimburse the Trustee for all costs and expenses (including legal fees) together with any VAT thereon reasonably incurred by it in connection with the negotiation, preparation and execution of this Deed and the completion of the transactions herein contemplated.

5. The Chargor represents to the Trustee in the same terms mutatis mutandis as are set out in Part 4 of the Deed of Charge over Shares by reference to the facts and circumstances as at the date hereof and as if reference therein to "Deed of Charge over Shares" and any derivative terms were references to (a) the Deed of Charge over Shares as the same shall be amended by this Deed and (b) this Deed.

6. The Chargor and the Trustee hereby agree that the rights and obligations of each of them under the Deed of Charge over Shares shall not be affected or impaired by the execution, delivery and performance of this Deed except in the manner and to the extent herein stated.

7. Save as varied and amended hereby the Deed of Charge over Shares and every Clause thereof shall continue to be of full force and effect and binding on the parties hereto.

8. The Trustee hereby agrees to the release of such of the shares charged under the Deed of Charge over Shares as will result in the amended schedule (as set out at 2(d) above) being correct.

9. This Deed may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

10. This Deed shall be governed by and construed in accordance with English law.

AS WITNESS the hands of the duly authorised representative of the parties hereto the day and year first before written

THE CHARGOR

Executed as a deed by European Software Marketing      )
Limited acting by the names of authorised signatories  )
in the presence of:-                                   )

Signature of witness:

Name of witness:

Address:

Occupation:

Address:

Telex No.:

Facsimile No.:


THE TRUSTEE

NationsBank, N.A.

Address:

Telex No:

Facsimile No:

                                                                       EXHIBIT F

                    FORM OF CONSENT TO US LOAN PARTY GUARANTY

                                                      Dated as of July ___, 1998

                  The undersigned, each a Guarantor under the US Loan Party Guaranty in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties parties to the Credit Agreement dated as of December 5, 1997 as amended and restated by the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Amended and Restated Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) among European Marketing Software Ltd., a Guernsey company, Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales, Amdocs, Inc., a Delaware corporation, Amdocs USA, Inc. a Delaware Corporation, and Canadian Directory Technology Ltd., a Delaware corporation, as Borrowers, the Lender Parties referred to therein, and NationsBank, N.A. (formerly known as NationsBank of Texas, N.A.), as Administrative Agent, The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent for the Lender Parties, hereby consent to such amendment and restatement of the Existing Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such amendment and restatement, the US Loan Party Guaranty shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amended and Restated Credit Agreement, each reference in the US Loan Party Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement.

                                             AMDOCS, INC.


                                             By_________________________
                                               Title:

                                             SYPRESS, INC.


                                             By_________________________
                                               Title:


                                             CANADIAN DIRECTORY
                                               TECHNOLOGY, LTD.


                                             By_________________________
                                               Title:


                                             AMDOCS SERVICES, INC.


                                             By_________________________
                                               Title:

                                                                       EXHIBIT G


                                 FORM OF CONSENT
                          TO NON-US LOAN PARTY GUARANTY

                                                      Dated as of July ___, 1998

                  The undersigned, each a Guarantor under the Non-US Loan Party Guaranty in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties parties to the Credit Agreement dated as of December 5, 1997 as amended and restated by the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Amended and Restated Credit Agreement"; terms not otherwise defined herein shall have the meaning herein as therein ascribed to them) among European Marketing Software Ltd., a Guernsey company, Amdocs (U.K.) Ltd., a corporation organized under the laws of England and Wales, Amdocs, Inc., a Delaware corporation, Amdocs USA, Inc. a Delaware Corporation, and Canadian Directory Technology Ltd., a Delaware corporation, as Borrowers, the Lender Parties referred to therein, and NationsBank, N.A. (formerly known as NationsBank of Texas, N.A.), as Administrative Agent, The Bank of Nova Scotia, as syndication agent, and The Industrial Bank of Japan, Limited, as documentation agent for the Lender Parties, hereby consent to such amendment and restatement of the Existing Credit Agreement and hereby confirm and agree that notwithstanding the effectiveness of such amendment and restatement, the US Loan Party Guaranty shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amended and Restated Credit Agreement, each reference in the Non-US Loan Party Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement.


                                             AMDOCS (U.K.) LIMITED


                                             By_________________________
                                               Title:

                                             EUROPEAN SOFTWARE MARKETING
                                               LIMITED

                                             By_________________________
                                               Title: